                                                                   EXHIBIT 12.1

                                AURORA FOODS INC.

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               (Amounts in thousands of dollars except ratio data)

                                                                                                                   Pro Forma
                                                                                 Pro Forma                        As Adjusted
                                                                                As Adjusted     Three Months      Three Months
                                                                Year Ended      Year Ended         Ended             Ended
                                                               December 27,     December 27,      March 28,        March 28,
                                                                   1997            1997             1998             1998
                                                               ------------    -------------     -----------       ----------
Earnings were calculated as follows:
     Income (loss) before income taxes and extraordinary item   $   2,014        $  41,154         $ (63,316)        $ (110,703)
     Add: fixed charges                                            21,301           59,724            13,127             14,891
                                                                ---------        ---------         ---------         ----------
 Earnings                                                       $  23,315        $ 100,878         $ (50,189)        $  (95,812)
Fixed Charges were calculated as follows:
     Interest expense (a)                                       $  21,256        $  59,679         $  13,116         $   14,807
     Portion of rentals attributable to interest                       45               45                11                 84
                                                                ---------        ---------         ---------         ----------

Fixed Charges                                                   $  21,301        $  59,724         $   13,127        $   14,891
                                                                =========        =========         ==========        ==========

Ratio of earnings to fixed charges                                    1.1              1.7                (b)               (b)
                                                                =========        =========         ==========        ==========

------------------------------------------
(a   Intrest expense includes commitment fee on revolving facility and amortization of debt issue costs.

(b   As a result of the loss incurred for the three months ended
March 28, 1998 and March 29, 1997, the Company was unable to fully cover the indicated fixed charges.


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                                 VDK HOLDINGS, INC.

                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (Amounts in thousands of dollars except ratio data)

                                                 Operating Period                        Nine Months
                                                   September 19,      Year Ended            Ended
                                                   1995 through        June 30,            March 31,
                                                   June 29, 1996         1997                 1998
                                                -----------------     ----------         -----------
Earnings were calculated as follows:
   Income (loss) before income taxes             $          (672)     $    6,530         $  (66,418)
   Add:  fixed charges                                    12,941          33,632             25,186
                                                 ---------------      ----------         -----------
   Earnings                                      $        12,269      $   40,162         $  (41,232)
                                                 ===============      ==========         ===========

Fixed charges were calculated as follows:
   Interest expense(a)                           $        12,941      $   33,632         $    25,186
   Portion of rentals attributable to interest               -               -                   -
                                                 ---------------      ----------         -----------
   Fixed Charges                                 $        12,941      $   33,632         $    25,186
                                                 ===============      ==========         ===========

Ratio of earnings to fixed charges                           (b)             1.2                 (b)
                                                 ===============      ==========         ===========

-----------------------------------
(a) Interest expense includes commitment fee on revolving facility and amortization of debt issue costs.

(b) As a result of the loss incurred for the year ended June 30, 1997 and the nine months ended March 31, 1998, the company was unable to fully cover the indicated fixed charges.